Exhibit 99.2

CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS (UNAUDITED)

AHS Medical Holdings LLC

Six Months Ended June 30, 2015 and 2014

AHS Medical Holdings LLC

Condensed Consolidated Financial Statements - Unaudited

Six Months Ended June 30, 2015 and 2014

AHS Medical Holdings LLC

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended
	June 30,
	2015	2014
	(In Thousands)
Revenues:
Patient service revenue	$1,048,360	$924,091
Provision for doubtful accounts	(65,761)	(76,262)
Net patient service revenue	982,599	847,829
Premium revenue (expense)	(304)	192,353
Other revenue	28,319	35,276
Total net revenues	1,010,614	1,075,458

Expenses:
Salaries and benefits	460,423	424,683
Professional fees	121,337	125,160
Medical benefit expense	—	140,857
Supplies	211,767	199,175
Other operating expenses	97,552	101,551
Interest expense, net	38,129	44,352
Depreciation and amortization	42,775	53,048
Debt refinancing and amendment costs	—	6,900
EHR incentive income	(3,466)	(5,188)
Gain on divestitures	(2,491)	(148,849)
Total operating expenses	966,026	941,689
Income from continuing operations before income taxes	44,588	133,769
Income tax expense (benefit)	10,127	(74,991)
Income from continuing operations, net	34,461	208,760
Income (loss) from discontinued operations, net	(9)	90
Net income	34,452	208,850
Net income attributable to noncontrolling interests	16,244	13,479
Net income attributable to AHS Medical Holdings LLC	18,208	195,371
Accrued preferred dividends	5,175	4,617
Net income attributable to common members	$13,033	$190,754

AHS Medical Holdings LLC

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2015	2014
	(In Thousands)
Assets
Current assets:
Cash and cash equivalents	$193,624	$172,677
Accounts receivable, net of allowance for doubtful accounts of $131,125 at June 30, 2015 and $122,544 at December 31, 2014	236,717	230,915
Inventories	45,993	51,620
Prepaid expenses	30,726	24,913
Other current assets	46,158	53,944
Deferred income taxes	24,313	24,589
Income taxes receivable	151	591
Total current assets	577,682	559,249

Property and equipment, net	836,755	847,532
Goodwill	537,352	535,287
Other intangible assets, net	26,104	26,403
Deferred income taxes	28,895	37,353
Other assets	32,384	30,938

AHS Medical Holdings LLC

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2015	2014
	(In Thousands)
Liabilities and members’ equity
Current liabilities:
Current installments of long-term debt	$11,026	$11,623
Accounts payable	120,588	132,129
Medical claims payable	7,621	8,485
Accrued salaries and benefits	95,037	102,884
Other accrued expenses and liabilities	74,634	83,031
Total current liabilities	308,906	338,152

Long-term debt, less current installments	859,425	862,172
Self-insured liabilities	102,462	87,905
Other long-term liabilities	7,253	7,432
Total liabilities	1,278,046	1,295,661

Redeemable noncontrolling interests	270,248	269,684
Redeemable preferred units and accrued dividends, $100 per unit price, $100 per unit redemption value; authorized, issued and outstanding: 777,498 units at June 30, 2015 and December 31, 2014, respectively	108,674	103,499

Members’ equity:
Common units: authorized: 83,168,442 units at June 30, 2015 and December 31, 2014; issued and outstanding: 75,985,229 and 75,978,314 units at June 30, 2015 and December 31, 2014, respectively	256,330	255,074
Investor common units: authorized, issued and outstanding: 1,554,996 units at June 30, 2015 and December 31, 2014, respectively	12,082	12,082
Retained earnings	76,099	63,156
Members’ equity attributable to AHS Medical Holdings LLC	344,511	330,312
Noncontrolling interests	37,693	37,606
Total members’ equity	382,204	367,918
Total liabilities and members’ equity	$2,039,172	$2,036,762

AHS Medical Holdings LLC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2015	2014
	(In Thousands)
Cash flows from operating activities:
Net income	$34,452	$97,420
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net	9	(90)
Depreciation and amortization	42,775	53,048
Gain on divestitures	(2,491)	(148,849)
Amortization of deferred financing costs and debt discounts	3,526	4,063
Debt refinancing and amendment costs	—	6,900
Deferred income taxes	8,735	34,133
Unit-based compensation	1,250	1,250
Equity in non-consolidated affiliates	(863)	(324)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(5,803)	(19,790)
Premiums receivable	—	4,908
Inventories	2,763	1,344
Prepaid expenses and other current assets	1,812	11,361
Income taxes receivable	440	1,589
Accounts payable	(11,574)	(26,051)
Medical claims payable	(864)	(15,571)
Accrued salaries and benefits	(7,847)	(2,959)
Other accrued expenses and liabilities	(8,708)	1,573
Self-insured liabilities	9,555	1,614
Net cash provided by continuing operating activities	67,167	5,569
Net cash provided by discontinued operating activities	23	626
Net cash provided by operating activities	67,190	6,195

Continued on next page.

AHS Medical Holdings LLC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
	2015	2014
	(In Thousands)
Cash flows from investing activities:
Investments in acquisitions, net of cash acquired	$(1,984)	$(5,316)
Purchases of property and equipment	(30,985)	(14,826)
Contribution to equity investments	(400)	—
Proceeds from divestitures, net of selling costs	5,663	203,707
Change in other assets	866	7,375
Net cash provided by (used in) continuing investing activities	(26,840)	190,940
Net cash provided by discontinued investing activities	—	1,628
Net cash provided by (used in) investing activities	(26,840)	192,568

Cash flows from financing activities:
Proceeds from revolving line of credit	—	15,000
Proceeds from insurance financing arrangements	5,878	—
Payments of principal on revolving line of credit	(6,207)	(75,000)
Payments of principal on insurance financing arrangements	(3,404)	(3,217)
Payments of principal on long-term debt	—	(106,584)
Debt refinancing and amendment costs	—	(6,900)
Distributions attributable to noncontrolling interests	(15,683)	(10,564)
Proceeds from exercise of unit options	15	694
Payments for taxes withheld on net unit settlements	(2)	(840)
Net cash used in financing activities	(19,403)	(187,411)
Net increase in cash and cash equivalents	20,947	11,352
Cash and cash equivalents at beginning of period	172,677	144,304
Cash and cash equivalents at end of period	$193,624	$155,656

AHS Medical Holdings LLC

Condensed Consolidated Statement of Members’ Equity

(Unaudited)

						Members’ Equity
	Members’ Equity Attributable to AHS Medical Holdings LLC					Attributable to	Total
	Common Units		Investor Common Units		Retained	Noncontrolling	Members’
	Units	Amount	Units	Amount	Earnings	Interests	Equity
	(In Thousands)
Balance at December 31, 2014	75,978,314	$255,074	1,554,996	$12,082	$63,156	$37,606	$367,918
Net income attributable to AHS Medical Holdings LLC	—	—	—	—	18,208	—	18,208
Exercise of unit options	6,915	6	—	—	—	—	6
Unit-based compensation	—	1,250	—	—	—	—	1,250
Adjustment to fair value of redeeemable noncontrolling interests	—	—	—	—	(90)	—	(90)
Net income attributable to noncontrolling interests	—	—	—	—	—	1,754	1,754
Distributions to noncontrolling interests	—	—	—	—	—	(1,667)	(1,667)
Accrual of dividends on preferred units	—	—	—	—	(5,175)	—	(5,175)
Balance at June 30, 2015	75,985,229	256,330	1,554,996	12,082	76,099	37,693	382,204

See accompanying notes.

AHS Medical Holdings LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

June 30, 2015

1. Description of the Business and Summary of Significant Accounting Policies

Organization and Basis of Presentation

AHS Medical Holdings LLC is a holding company whose affiliates operate acute care hospitals, other health care facilities and health plans. The terms “Ardent” and the “Company,” as used in these financial statements, refer to AHS Medical Holdings LLC and its affiliates unless stated otherwise or indicated by context. The term “affiliates” includes direct and indirect subsidiaries of Ardent and partnerships and joint ventures in which such subsidiaries are partners. At June 30, 2015, these affiliates operated fourteen acute care hospitals, including one rehabilitation hospital and two surgical hospitals, other health care facilities including physician clinics.

The Company operated health plans (the Health Plans) in New Mexico in 2014. The Health Plans have been divested in a series of transactions that began on August 1, 2013 and were completed on May 31, 2014.  The historical results of the Health Plans, including subsequent costs related to managing retained assets and liabilities not assumed by the buyer, are included in the continuing operations of the Company’s consolidated financial statements.

The Company’s integrated health care delivery system in the State of New Mexico (the Lovelace Health System) includes Lovelace Health System, Inc., which is comprised of a federally qualified health maintenance organization (the HMO), which divested of its members as of May 31, 2014, five acute care hospitals (including one rehabilitation hospital) and other health care facilities, and a network of retail pharmacies.

The Company’s health care delivery system in Tulsa, Oklahoma (the Hillcrest HealthCare System) includes two metropolitan acute care hospitals, a network of four regional hospitals, a surgical hospital and other health care facilities, including physician clinics.

The Company’s health care delivery system in Amarillo, Texas is an 80% interest in Baptist St. Anthony’s Health System (BSA Health System), which includes a hospital and cancer center, a majority interest in a surgical hospital, a network of primary care, urgent care, and surgical clinics and various other partnerships.

1. Description of the Business and Summary of Significant Accounting Policies (continued)

The financial statements include the consolidated financial position and consolidated results of operations of the Company and its affiliates which are controlled by the Company through the Company’s direct or indirect ownership of a majority interest and rights granted to the Company through certain variable interests. All intercompany balances and transactions have been eliminated in consolidation.

Certain prior year amounts have been reclassified to conform to current year presentation.

In the opinion of management, the unaudited condensed consolidated financial statements reflect all material adjustments necessary for a fair presentation of the financial position and the results of operations for the periods presented. The results of operations for the period ended June 30, 2015 presented are not necessarily indicative of the expected results for the year ending December 31, 2015. The interim unaudited condensed consolidated financial statements should be read in connection with the audited consolidated financial statements as of and for the year ended December 31, 2014.

2. Noncontrolling Interests

The financial statements include the financial position and results of operations of BSA Health System, Tulsa Spine & Specialty Hospital and Bailey Medical Center in which the Company owns less than 100% but maintains a controlling interest. The Company purchased all noncontrolling interests in Bailey Medical Center in May 2015 for $1.6 million.

A summary of these entities is as follows (in thousands):

	Six Months Ended June 30,
	2015	2014

Total assets	868,359	776,276
Total liabilities	156,113	144,917

Income from continuing operations before income taxes	42,316	35,364

Subsequent to June 30, 2015, the Company purchased the noncontrolling interests in the BSA Health System.

3. Net Patient Service Revenue

Patient accounts receivable is the Company’s primary concentration of credit risk, which consists of amounts owed by various governmental agencies, managed care payors, commercial insurance companies, employers and patients. The Company manages its patient accounts receivable by regularly reviewing its accounts and contracts and by providing appropriate allowances for uncollectible amounts. The number of patients and payors limits concentration of credit risk from any one payor.

The composition of the Company’s net patient service revenue is as follows:

	Six Months Ended June 30
	2015	2014

Medicare	35.6%	38.0%
Medicaid	11.3	10.7
Other Managed Care	49.9	48.1
Self Pay	0.3	0.4
Other	2.9	2.8
Total	100.0%	100.0%

4. Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value because of the short-term nature of these items.

The following table summarizes the Company’s term loan debt and redeemable noncontrolling interests at fair value at June 30, 2015 and December 31, 2014 (dollars in thousands):

	Fair Value	Level 1	Level 2	Level 3
June 30, 2015
U.S. Treasury notes	$531	$531	$—	$—
Term loan debt	$784,938	$—	$784,938	$—
Subordinated debt and other debt	$90,947	$—	$—	$90,947
Redeemable noncontrolling interests	$270,248	$—	$—	$270,248

December 31, 2014
U.S. Treasury notes	$532	$532	$—	$—
Term loan debt	$783,224	$—	$783,224	$—
Subordinated debt and other debt	$90,947	$—	$—	$90,947
Redeemable noncontrolling interests	$269,684	$—	$—	$269,684

In general, fair values determined by Level 1 inputs utilize quoted prices in active markets for identical assets. Fair values determined by Level 2 inputs utilize data points that are observable, such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset, and include situations where there is little, if any, market activity for the asset. Ardent determines its term loan fair value with Level 2 inputs and noncontrolling interests with Level 3 inputs.

5. Acquisitions and Divestitures

Acquisitions

In 2015, the Company completed individually immaterial acquisitions for $2.0 million.

Effective December 1, 2014, the Company acquired a 51% controlling interest in a surgical hospital in Tulsa, Oklahoma, for $38.2 million. This transaction resulted in goodwill of $66.4 million. Based on the Company’s economic interest and its rights under the management agreement with the hospital, the Company has control of the joint venture’s operations and as result, it is consolidated into the Company’s financial statements.

In 2014, the Company also completed individually immaterial acquisitions of certain assets and operations for a combined $7.3 million. These transactions resulted in goodwill of $5.1 million.

Divestitures of Discontinued Operations

Effective January 8, 2014, the Company sold its home health operations in Tulsa, Oklahoma for net proceeds of $1.6 million, resulting in a gain of $1.5 million. Accordingly, operating results of these home health operations are reported as discontinued operations for all periods presented.

5. Acquisitions and Divestitures (continued)

Other Divestitures

The results of operations of the following divestitures are classified in continuing operations in accordance with ASC 205, Presentation of Financial Statements, because the divestitures do not meet the criteria for classification as discontinued operations.

The Company sold Lovelace Retail Pharmacy, which consists of 11 retail pharmacy locations, to the Walgreens Company. Six of the eleven retail pharmacy locations converted to Walgreens on April 8, 2015, with the remaining locations converted on May 15, 2015.  The divestiture does not include any of the Company’s hospitals, inpatient pharmacies, providers or clinics.

Effective May 31, 2014, the Company sold its remaining health plan operations to an affiliate of Blue Cross Blue Shield of New Mexico for net proceeds of $199.6 million with an additional $10.0 million remaining in escrow until November 30, 2015.  The health plan operations sold in this transaction included approximately 95,000 Medicare and commercial members, including approximately 74,000 fully insured members. The transaction resulted in a gain of $148.5 million. A portion of the proceeds from the sale were used to pay down $100.0 million on the Company’s term loans as well as repay $75.0 million outstanding on the revolving line of credit.

6. Long-Term Debt and Financing Matters

Long-term debt consists of the following (in thousands):

	June 30, 2015	December 31, 2014
Term Loans (interest at 6.8% for first lien and 11.0% for second lien at June 30, 2015 and December 31, 2014), net of unamortized discount of $11.7 million and $13.5 million at June 30, 2015 and December 31, 2014, respectively	$770,190	$772,007
Subordinated debt (interest at 10.2%)	90,947	90,947
Other	9,314	10,841
Total debt	870,451	873,795
Less current installments	(11,026)	(11,623)
Long-term debt, less current installments	$859,425	$862,172

7. Commitments and Contingencies

Net Patient Service Revenue

The Medicare and Medicaid regulations and various managed care contracts, under which the discounts from the Company’s standard charges must be calculated, are complex and are subject to interpretation and adjustment. The Company estimates contractual discounts on a payor-specific basis based on its interpretation of the applicable regulations or contract terms. However, the necessity of the services authorized and provided and resulting reimbursements are often subject to interpretation. These interpretations may result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating continual review and assessment of the estimation process by management.

7. Commitments and Contingencies (continued)

The final determination of amounts earned under Medicare and Medicaid programs often does not occur until fiscal years subsequent to submission of claims due to audits by the administering agency, rights of appeal and the application of numerous technical provisions. Differences between original estimates and subsequent revisions, including final settlements, are included in the results of operations of the period in which the revisions are made.

Litigation and Regulatory Matters

From time to time, claims and suits arise in the ordinary course of the Company’s business. In certain of these actions, plaintiffs request punitive or other damages against the Company that may not be covered by insurance. The Company does not believe that it is a party to any proceeding that, in management’s opinion, would have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

Acquisitions

The Company has acquired and plans to continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities, including liabilities for failure to comply with health care laws and regulations, such as billing and reimbursement, fraud and abuse and anti-kickback laws. The Company has from time to time identified certain past practices of acquired companies that do not conform to its standards. Although the Company institutes policies designed to conform such practices to its standards following completion of acquisitions, there can be no assurance that the Company will not become liable for the past activities of these acquired facilities that may later be asserted to be improper by private plaintiffs or government agencies. Although the Company generally seeks to obtain indemnification from prospective sellers covering such matters, there can be no assurance that any such matter will be covered by indemnification, or if covered, that such indemnification will be adequate to cover potential losses and fines.

Employment Agreements

Certain members of the Company’s management have entered into employment agreements with the Company. The agreements provide for minimum salary levels, participation in bonus plans and amounts payable in connection with severance of employment from the Company.

8. Income Taxes

Based upon the analysis of positive and negative evidence, the Company recognized a tax benefit of $111.4 million for the six months ended June 30, 2014. These changes in valuation allowances are based on the Company’s assessment of the ability to realize its state and federal deferred tax assets. At December 31, 2013, the Company determined that the uncertainty regarding the completion of the sale of the Health Plans had a negative effect on future taxable earnings and full federal and state valuation allowances were warranted. The sale of the remaining business of the Health Plans was completed on May 31, 2014. At June 30, 2014, the Company determined that the negative evidence no longer affected future taxable earnings and a full federal and state valuation allowance was no longer warranted. Subsequently recognized tax benefit or expense relating to the valuation allowance for deferred tax assets will be reported as an income tax benefit or expense in the consolidated statements of operations.

9. Subsequent Events

The Company has evaluated its financial statements and disclosures for the impact of subsequent events through August 20, 2015, the date these consolidated financial statements were available for issuance.